                                                              EXHIBIT 12


                           GENERAL ELECTRIC COMPANY
                      RATIO OF EARNINGS TO FIXED CHARGES



(Dollars in millions)                                   Six months ended
                                                           June 30, 1994
                                                       -----------------

GE except GECS
- ---------------
"Earnings" -a)                                                   $3,510
Less:  Equity in undistributed earnings
       of General Electric Capital
       Services, Inc. -b)                                          (519)
Plus:  Interest and other financial
       charges included in expense                                  195
       One-third of rental expense  -c)                             106
                                                                -------
Adjusted "earnings"                                              $3,292
                                                                =======

Fixed Charges:
  Interest and other financial charges                             $195
  Interest capitalized                                                8
  One-third of rental expense  -c)                                  106
                                                                -------
Total fixed charges                                                $309
                                                                =======
Ratio of earnings to fixed charges                                10.65
                                                                =======

General Electric Company and consolidated affiliates
- ----------------------------------------------------
"Earnings" -a)                                                   $3,834
Plus:  Interest and other financial
       charges included in expense                                4,551
       One-third of rental expense   -c)                            190
                                                                -------
Adjusted "earnings"                                              $8,575
                                                                =======


Fixed Charges:
  Interest and other financial charges                           $4,551
  Interest capitalized                                               13
  One-third of rental expense  -c)                                  190
                                                                -------

    Total fixed charges                                          $4,754
                                                                =======
    Ratio of earnings to fixed charges                             1.80
                                                                =======

(a- Earnings before income taxes and minority interest.
(b- Earnings after income taxes.
(c- Considered to be representative of interest factor in rental expense.